Filed Pursuant to Rule 424(b)(7)
Registration No. 333-231608

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	597,712	$49.375	$29,512,030	$3,220

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Stock Market on April 5, 2021.

(3) Calculated and being paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-231608).

PROSPECTUS SUPPLEMENT
(To prospectus dated May 20, 2019)

NeoGenomics, Inc.

597,712 Shares of Common Stock
_____________________________________________________________________________

This prospectus supplement relates to the resale of up to 597,712 shares of our common stock, par value $0.001 per share, from time to time in one or more offerings by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the resale of any of the shares being registered hereby.

The shares being registered hereby were issued to the selling stockholders in connection with our acquisition of Intervention Insights, Inc. d/b/a Trapelo Health (“Trapelo”), pursuant to an Agreement and Plan of Merger dated as of March 23, 2021 entered into between Trapelo and our wholly owned subsidiary (the "Merger Agreement").

The selling stockholders (which term as used herein includes their respective pledgees, donees, assignees, transferees, distributees or other successors-in-interest) may sell all or part of their shares registered hereby in public transactions or in privately negotiated transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. We provide more information about how the selling stockholders may sell, transfer or otherwise dispose of their shares of common stock in the “Plan of Distribution” section of this prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NEO.” On April 6, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $48.81.
_____________________________________________________________________________

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page S-7 of this prospectus supplement.
_____________________________________________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
_____________________________________________________________________________

The date of this prospectus supplement is April 7, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-231608) that we filed with the Securities and Exchange Commission, or SEC, and that became automatically effective on May 20, 2019. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the prospectus, which gives more general information, some of which may not apply to this offering of common stock. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated herein by reference, you should rely on the information in this prospectus supplement. Before investing in our common stock, you should read this prospectus supplement and the accompanying prospectus, as well as the additional information incorporated by reference herein described under “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we have prepared and to which we have referred you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares.

TRADEMARKS

The “NeoGenomics”,“Genoptix” and “Clarient” names and logos have been trademarked with the United States Patent and Trademark Office. We also have trademarked or have applications pending for the brand names CHART, COMPASS, FLEXREPORT, HEMEFISH, MULTIOMYX, NEOACTT, NEOARRAY, NEOCOMPLETE, NEOFISH, NeoLab, NEOGENOMICS LABORATORIES, NeoLink, NeoLIQUID, NEONET, NEOREACH, NeoSCORE, NEOSEQ, NeoSITE, NEOSMART, NeoTYPE, NeoUniversity, NEOVUE, and PATHSITE. We also have trademarked or have pending trademarks for the marketing slogans “TAKING CANCER PERSONALLY”, “UNIVERSAL FUSION EXPRESSION”, “Unifying Cancer Care”, “UNIFYING, “NEOGENOMICS EUROPE”, and “WHERE PASSION MEETS PURPOSE”. Any other trademarks, registered marks and trade names appearing in this prospectus or the documents incorporated by reference herein are the property of their respective holders.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements “forward-looking statements” and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning this offering, our strategy, future operations, future financial position, future revenues, changing reimbursement levels from government payers and private insurers, projected costs, prospects and plans and objectives of management. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks set forth under “Risk Factors” and in our other filings with the SEC.

Forward-looking statements include, but are not limited to, statements about:

•Our ability to respond to rapid scientific change;
•The risk of liability in conducting clinical trials and the sufficiency of our insurance to cover such claims;
•Our ability to implement our business strategy;
•The anticipated impact to our business operations, customer demand and supply chain due to the recent global pandemic of a novel strain of the coronavirus (“COVID-19”);
•The expected reimbursement levels from governmental payers and private insurers and proposed changes to those levels;
•The application, to our business and the services we provide, of existing laws, rules and regulations, including without limitation, Medicare laws, anti-kickback laws, Health Insurance Portability and Accountability Act of 1996 regulations, state medical privacy laws, international privacy laws, federal and state false claims laws and corporate practice of medicine laws;
•Regulatory developments in the United States including downward pressure on health care reimbursement;
•Our ability to maintain our license under the Clinical Laboratory Improvement Amendments of 1988, or CLIA;
•Food and Drug Administration or FDA, regulation of Laboratory Developed Tests;
•Failure to timely or accurately bill for our services;
•Our ability to expand our operations and increase our market share;
•Our ability to expand our service offerings by adding new testing capabilities;
•Our ability to meet our future capital requirements;
•Our ability to manage our indebtedness;
•Our ability to manage the quality of our investment portfolio;
•Our ability to protect our intellectual property from infringement;
•Our ability to integrate future acquisitions and costs related to such acquisitions;
•The effects of seasonality on our business;

•Our ability to maintain service levels and compete with other diagnostic laboratories;
•Our ability to hire and retain sufficient managerial, sales, clinical and other personnel to meet our needs;
•Our ability to successfully scale our business, including expanding our facilities, our backup systems and infrastructure;
•Our handling, storage and disposal of biological and hazardous materials;
•The accuracy of our estimates regarding reimbursement, expenses, future revenues and capital requirements;
•Our ability to manage expenses and risks associated with international operations, including anti-corruption and trade sanction laws and other regulations, and economic, political, legal and other operational risks associated with foreign jurisdictions;
•Other factors discussed under the caption “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which are incorporated by reference in this prospectus.

These forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should read this prospectus supplement, including any documents incorporated herein by reference, and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

SUMMARY
This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this prospectus and the documents incorporated by reference herein, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, NeoGenomics, Inc. is referred to herein, collectively with all of its subsidiaries, as the “Company,” “NeoGenomics,” or “we,” “us,” or “our.”

Overview

We operate a network of cancer-focused testing laboratories in the United States as well as laboratories in Switzerland and Singapore. Our mission is to improve patient care through exceptional cancer-focused testing services. Our vision is to be the world’s leading cancer testing and information company by delivering uncompromising quality, exceptional service and innovative solutions.

Headquartered in Fort Myers, FL, NeoGenomics operates laboratories in Aliso Viejo, Carlsbad and San Diego, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee; Atlanta, Georgia; Rolle, Switzerland; and Singapore. NeoGenomics serves the needs of two primary types of customers: Clinical and Pharma. Our Clinical customers include community-based pathology practices, oncology groups, hospitals and academic centers. Our Pharma customers include pharmaceutical companies to whom we provide testing and other services to support their studies and clinical trials.

Our principal executive offices are located at 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913. Our telephone number is (239) 768-0600. Our principal website can be accessed at www.neogenomics.com. The information on or accessible through any of our websites is deemed not to be incorporated in this prospectus supplement or to be part of this prospectus supplement.

Recent Developments

Acquisition of Trapelo

On April 7, 2021, we acquired all of the equity of Trapelo pursuant to the Merger Agreement. Pursuant to the terms of the Merger Agreement, at the closing, we paid cash consideration of approximately $30.9 million and issued 597,712 shares of the Company’s common stock to certain of Trapelo’s equityholders that are accredited investors. Under the terms of the Merger Agreement, we agreed to register for resale such shares of our common stock. The 597,712 shares of our common stock we issued pursuant to the Merger Agreement are the shares being registered for resale hereby.

THE OFFERING

Common Stock Offered by Selling Stockholders:	597,712 shares

Use of Proceeds:	We will not receive any proceeds from the sale of our shares of common stock by the selling stockholders.

Risk Factors:
Investing in our common stock involves risks. See “Risk Factors” and other information contained herein or otherwise incorporated by reference herein before deciding to invest in shares of our common stock.

Nasdaq Capital Market Symbol:	“NEO.”

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described herein and those described under “Risk Factors” in Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as all other information contained or incorporated by reference into this prospectus supplement, before making an investment decision. Our business, results of operations, cash flows and financial condition could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to the COVID-19 Pandemic

The COVID-19 pandemic is highly dynamic in the United States and throughout the world and has adversely and is continuing to adversely affect our business, results of operations and financial condition.

We are subject to risks related to the public health crises such as the global pandemic associated with COVID-19. Economic and health conditions in the United States and across most of the globe continue to change rapidly. Due to the COVID-19 pandemic, the Company has experienced significant volatility, including periods of material decline compared to prior year periods, in testing volumes in the Company’s base business (which excludes COVID-19 molecular and antibody testing). Demand may fluctuate depending on the duration and severity of the COVID-19 pandemic, the length of time it takes for normal economic and operating conditions to resume, additional governmental actions that may be taken and/or extensions of time for restrictions that have been imposed to date, and numerous other uncertainties. Such events may result in business disruption, reduced revenues and number of tests, any of which could materially affect our business, financial condition, and results of operations.

Numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Starting in mid-March 2020, the governor of California, where several of our laboratories are located, issued “shelter-in-place” or “stay at home” orders restricting non-essential activities, travel and business operations for an indefinite period of time, subject to certain exceptions for necessary activities, which was followed by similar orders in other states in which we operate, including in Florida, where our headquarters is located. Various orders have been implemented and subsequently relaxed however, disruptions continue and have carried into 2021. Such orders or restrictions, have resulted in our administrative headquarters closing, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby negatively impacting our operations. Other disruptions or potential disruptions include restrictions on our personnel and personnel of partners to travel and access customers; delays in approvals by regulatory bodies; delays in product development efforts; and additional government requirements or other incremental mitigation efforts that may further impact our testing capacity.

The COVID-19 pandemic is affecting the Company’s customers, suppliers, vendors, and other business partners, but the Company is not able to assess the full extent of the current impact nor predict the ultimate consequences that may result. At this time, we have not experienced interruptions in our operations due to supplier delays. We have established a COVID-19 procurement team to partner with our suppliers to reduce the risk of disruption. Distribution channels have not been disrupted as incoming and outgoing tests are delivered via major carriers.

While the potential economic impact brought by and the duration of COVID-19 may be difficult to assess or predict, the widespread pandemic has resulted in, and may continue to result in, significant disruption of global financial markets and a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock. The Company is continuously monitoring its own operations and intends to take appropriate actions to mitigate the risks arising from the COVID-19 pandemic to the best of its abilities, but there can be no assurances that the Company will be successful in doing so. To the extent the Company is able to obtain information about and maintain communications with its customers, suppliers, vendors, and other business partners, the Company will seek to minimize disruptions to its supply chain. The ultimate extent of the effects of the COVID-19 pandemic on the Company, including revenue generated from COVID-19 PCR testing, is highly uncertain and will depend on future developments which cannot be predicted.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section and the Risk Factors contained in and incorporated by reference herein.

Risks Related to Ownership of Our Common Stock

The price of our common stock has, and is likely to continue to, fluctuate significantly.

The price of our common stock has been, and is likely to continue to be, volatile, which means that it could decline substantially within a short period of time. The price of our common stock could fluctuate significantly for many reasons including the following:

•future announcements concerning us or our competitors;
•regulatory developments and enforcement actions bearing on advertising, marketing or sales;
•reports and recommendations of analysts and whether or not we meet the milestones and metrics set forth in such reports; gaining or losing large customers or managed care plans;
•introduction of new products or services and related insurance coverage;
•the impact of the COVID-19 pandemic on our business or prospects;
•acquisition or loss of significant manufacturers, distributors or suppliers or an inability to obtain sufficient quantities of materials needed to provide our services;
•quarterly variations in operating results, including fluctuations in the mix of products and services sold, which could result in fluctuations in gross profit, or fluctuations in operating expenses, either of which could result in fluctuations in income from operations;
•business acquisitions or divestitures;
•changes in the regulation of Laboratory Developed Tests;
•fluctuations in the economy, political events or general market conditions; and
•changes in governmental or third-party reimbursement practices and rates.

In addition, stock markets in general and the market for shares of health care stocks in particular, have experienced extreme price and volume fluctuations in recent years, and are experiencing exceptional volatility as a result of the effects of the COVID-19 pandemic. Moreover, these fluctuations frequently have been unrelated to the operating performance of the affected companies. These broad market fluctuations may adversely affect the market price of our common stock. The market price of our common stock could decline below its current price and the market price of our shares may fluctuate significantly in the future. These fluctuations may be unrelated to our performance, and could lead to securities class action litigation.

USE OF PROCEEDS

The selling stockholders will make offers and sales pursuant to this prospectus supplement and the accompanying prospectus. We will not receive any of the proceeds of such offerings. The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services, or any other expenses they incur in disposing of their shares. We will incur certain expenses in connection with the registration with the SEC of the shares of our common stock to be sold by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus supplement relates to the resale of up to 597,712 shares of our common stock that may be sold by the selling stockholders set forth herein. The shares being registered hereby were issued to former equityholders of Trapelo in connection with our acquisition of Trapelo pursuant to the Merger Agreement. Pursuant to the Merger Agreement, we agreed to register for resale the shares of our common stock that we issued pursuant to the Merger Agreement. See “Summary—Recent Developments—Acquisition of Trapelo” for additional information. When we refer to “resales”, “sales” or “selling” by the selling stockholders in this prospectus, we mean any sale, transfer or other disposition in accordance with the plan of distribution described herein.

The following table sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of April 7, 2021, the closing date of our acquisition of Trapelo. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See the section of this prospectus supplement captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus supplement.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. Beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

When we refer to the “selling stockholders” in this prospectus supplement, we include their respective pledgees, donees, assignees, transferees, distributees or other successors-in-interest.

Unless otherwise set forth in the footnotes to the table below, based on the information furnished to us by the selling stockholders, no selling stockholder had any position, office or other material relationship within the past three years with us or with any of our predecessors or affiliates.

In the table below, the percentage of shares beneficially owned is based on 117,048,193 shares of our common stock outstanding on April 1, 2021.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Shares of Common Stock Being Registered Hereby	Shares of Common Stock Beneficially Owned after Completion of this Offering
Selling Stockholder	Number	Percent		Number	Percent
Michigan Growth Capital Partners, L.P.	194,257	*	194,257	—	—
Entities affiliated with Chrysalis Ventures (1)	193,623	*	193,623	—	—
Hopen Life Science Fund II, L.P.	4,846	*	4,846	—	—
Hopen C, LLC	1,858	*	1,858	—	—
Michigan Accelerator Fund I	2,260	*	2,260	—	—
Charter Intervention Fund, LLC	2,809	*	2,809	—	—
Legacy Life Sciences, LLC	2,101	*	2,101	—	—
MAS Health Ventures, LLC	920	*	920	—	—
PM3, LLC	716	*	716	—	—
HC Capital Partners, LLC	663	*	663	—	—
Charter Intervention Fund 2.0, LLC	1,199	*	1,199	—	—
Ann Arbor SPARK	1,131	*	1,131	—	—
Western Michigan University	442	*	442	—	—
JKMCurren, LLC	106	*	106	—	—
TWB Investments, LLC	34	*	34	—	—
City of Hope	130,666	*	130,666	—	—
Henson Enterprises, LLC	37,543	*	37,543	—	—
All other selling stockholders (2)	22,538	*	22,538	—	—

All selling stockholders	597,712	*	597,712	—	—

*Less than 1%

(1) Consists of (i) 148,037 shares of common stock held of record by Chrysalis Ventures III, L.P., (ii) 21,656 shares of common stock held of record by Chrysalis Ventures (Ohio) III, L.P. and (iii) 23,930 shares of common stock held of record by Chrysalis Ventures (Healthcare) III, L.P.
(2) Consists of 12 selling stockholders not listed above who, as a group, beneficially own less than 1% of our outstanding common stock prior to this offering.

PLAN OF DISTRIBUTION

The shares of our common stock covered by this prospectus supplement may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes pledgees, donees, assignees, transferees, distributees or other successors-in-interest selling shares received after the date of this prospectus supplement from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. A selling stockholder may decide to sell all or a portion of the shares offered by it pursuant to this prospectus supplement or may decide not to sell any shares under this prospectus supplement. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges in any market or trading facility on which the shares are traded, or in the over-the-counter market or otherwise, at fixed prices, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus, amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants or Warrants by payment of cash, however, we will receive the exercise price of the pre-funded warrants or Warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Snell & Wilmer L.L.P., Reno, Nevada.

EXPERTS

The consolidated financial statements as of December 31, 2020, and for each of the years in the two-year period ended December 31, 2020 incorporated in this Prospectus by reference from NeoGenomics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of NeoGenomics, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of NeoGenomics, Inc. as of December 31, 2018, and for the year ended December 31, 2018 incorporated in this prospectus by reference to NeoGenomics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities offered by this prospectus supplement, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021;
•our Proxy Statement on Schedule 14A filed on April 14, 2020 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K);
•our Current Report on Form 8-K filed on March 1, 2021 (other than any exhibits furnished thereon); and
•the description of our Common Stock contained in the registration statement on Form 8-A (Registration No. 000-54384), filed with the SEC under Section 12(g) of the Exchange Act on May 2, 2011, as updated by the description of our Common Stock set forth in the Prospectus Supplement to our Registration Statement No. 333-186067 filed with the SEC pursuant to Rule 424(b)(5) on February 28, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600

PROSPECTUS

NeoGenomics, Inc.
Common Stock

____________________________________________________
    We may, from time to time, offer to sell shares of common stock, $0.001 par value (“Common Stock”) in one or more offerings. This prospectus describes some of the general terms that may apply to such offerings. Each time we offer and sell Common Stock, we will provide the specific terms in a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the shares of Common Stock being offered. The supplement may also add, update or change information contained in this prospectus with respect to any such offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any shares of our Common Stock.
    We may offer and sell shares of Common Stock to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of shares of Common Stock, the applicable prospectus supplement will set forth the applicable purchase price, fee, commissions or discounts between or among them. Our net proceeds from the sale of Common Stock will be the public offering price less the applicable discount, in the case of an offering made through an underwriter, or the purchase price less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of such shares of Common Stock. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares of Common Stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such shares of Common Stock.
    We may amend or supplement information contained in this prospectus from time to time. You should carefully read this prospectus and any amendments or supplements before you invest in shares of our Common Stock.
Our Common Stock is listed on the NASDAQ Capital Market under the symbol “NEO.” On May 17, 2019, the last reported sale price of our Common Stock on the NASDAQ Capital Market was $22.99 per share.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS, AS WELL AS RISK FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, AS AMENDED, AND EACH SUBSEQUENT QUARTERLY REPORT ON FORM 10-Q (WHICH DOCUMENTS ARE INCORPORATED BY REFERENCE HEREIN), BEFORE YOU INVEST IN SHARES OF OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2019.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
DESCRIPTION OF COMMON STOCK	4
PLAN OF DISTRIBUTION	5
LEGAL MATTERS	6
EXPERTS	6
WHERE YOU CAN FIND MORE INFORMATION	6
INCORPORATION BY REFERENCE	8

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. Such prospectus supplement may add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Incorporation by Reference.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before you make an investment decision.
We have not authorized any other person to provide you with information that is different from that contained in or incorporated by reference herein, in any related prospectus supplement or in any related free writing prospectus. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information, that others may give you. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, NeoGenomics, Inc. is referred to herein, collectively with all of its subsidiaries, as the “Company”, “NeoGenomics”, or “we”, “us”, or “our”.
The Company
We operate a network of cancer-focused genetic testing laboratories in the United States, Europe and Asia. We believe the Company provides one of the most comprehensive oncology-focused testing menus in the industry for physicians to help diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development. Our mission is to improve patient care through exceptional cancer-focused testing services. Our vision is to become the world’s leading cancer testing and information company by delivering uncompromising quality, exceptional service and innovative solutions.
Headquartered in Fort Myers, FL, NeoGenomics operates laboratories in Aliso Viejo, Carlsbad and Fresno, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee; Atlanta, Georgia; Rolle, Switzerland; and Singapore.  NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States.
About Us
Our principal executive offices are located at 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913. Our telephone number is (239) 768-0600. Our principal website can be accessed at www.neogenomics.com. The information on or accessible through, any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS
    The information in this prospectus, including information in documents incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to NeoGenomics, Inc., a Nevada corporation and its subsidiaries, NeoGenomics Laboratories, Inc., a Florida corporation (“NeoGenomics Laboratories”), NeoGenomics Bioinformatics Inc., a Florida corporation, Genesis Acquisition Holdings Corp., a Delaware corporation and its wholly owned subsidiaries, Genoptix, Inc., Minuet Diagnostics, Inc. and Cynogen, Inc. (together “Genoptix Medical Laboratories”), Clarient, Inc., a Delaware corporation and its wholly owned subsidiary, Clarient Diagnostic Services, Inc. (together “Clarient”) (collectively referred to as “we”, “us”, “our”, “NeoGenomics”, or the “Company”), which are subject to the “safe harbor” created by those sections.
    These statements concerning our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management. The words “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks set forth under “Risk Factors” herein and in Part I, Item 1A, “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2019, as amended by a 10-K/A filed with the SEC on May 8, 2019 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
    Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS
    We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock is based on the provisions of our articles of incorporation, as amended (“Articles of Incorporation”), as well as our amended and restated bylaws, as amended (“Bylaws”), and the applicable provisions of Chapter 78 of the Nevada Revised Statutes. This information is qualified entirely by reference to the applicable provisions of our Articles of Incorporation, Bylaws and Chapter 78 of the Nevada Revised Statutes. For information on how to obtain copies of our Articles of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.” As of the date of this prospectus, our authorized capital stock consists of 250,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, $0.001 par value. No shares of preferred stock are currently outstanding.
Common Stock
As of May 17, 2019, we had 95,469,780 shares of Common Stock outstanding.
Voting Rights. The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so.
Dividends. The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors (the “Board”), out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.
Liquidation. Upon liquidation, dissolution or winding-up of NeoGenomics, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our Common Stock.
Other Rights and Preferences. The holders of our Common Stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.
Fully Paid and Non-assessable. The outstanding shares of our Common Stock are fully paid and non-assessable.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Common Stock will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
The validity of the shares of Common Stock offered by this prospectus has been passed upon for us by Snell & Wilmer L.L.P., Reno, Nevada.

EXPERTS
    The consolidated financial statements of NeoGenomics, Inc. as of December 31, 2018, and for each of the years in the three-year period ended December 31, 2018 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018, as amended, have been incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.
    The financial statements of Genesis Acquisition Holdings Corp. and subsidiaries (the "Successor Company”) as of December 31, 2017 and for the period March 1, 2017 to December 31, 2017, and Genoptix, Inc. and subsidiaries (the “Predecessor Company") for the period January 1, 2017 to February 28, 2017 and as of and for the year ended December 31, 2016 incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and contains emphasis-of-matters paragraphs that describes (1) that the financial statements for the Successor Company and Predecessor Company do not purport to be comparable to other periods as a result of the business combination on March 1, 2017 and (2) that the separate accounts and records maintained by the Predecessor Company have been prepared by Novartis Finance Corporation (“Novartis”) and include certain allocations of costs from Novartis that may not necessarily be indicative of the conditions that would have existed or the results of operations if the Predecessor Company had been operated as a separate entity apart from Novartis).

Such financial statements have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file reports and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.
This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any of the sources listed above.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus or any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 26, 2019, as amended by a 10-K/A filed with the SEC on May 8, 2019;
•our Proxy Statement on Schedule 14A filed on April 22, 2019 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K);
•our Quarterly Report on Form 10-Q for the period ending March 31, 2019, filed with the SEC on May 8, 2019;
•our Current Reports on Form 8-K filed with the SEC on December 10, 2018, March 5, 2019 and May 20, 2019; and
•the description of our Common Stock contained in the registration statement on Form 8-A (Registration No. 000-54384), filed with the SEC under Section 12(g) of the Exchange Act on May 2, 2011, as updated by the description of our Common Stock set forth in the Prospectus Supplement to our Registration Statement No. 333-186067 filed with the SEC pursuant to Rule 424(b)(5) on February 28, 2013.
Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600